PURCHASE AGREEMENT


         AGREEMENT (the "Agreement") made in triplicate effective the second day of May, 1995, by and among BALLARD MEDICAL
   PRODUCTS, a Utah corporation ("Ballard"), COX MEDICAL ENTERPRISES, INC., a California corporation (the "Company"), JAMES E. COX, PHYLLIS COX, LANITA G. COX, and DENNIS B. COX (the "Coxes").

                              RECITALS:

          A. The Company is engaged in the business of manufacturing certain medical products for sale directly and through distributors or other independent contractors to end users throughout the United States (the "Business");

          B.   The  Coxes   own   certain   patents   and   patent
   applications used in the Business; and

          C. The Company desires to sell, transfer and assign to Ballard, and Ballard desires to purchase and acquire from the Company, substantially all of the assets of the Company relating to the operation of the Business, and the Coxes desire to sell, transfer and assign to Ballard, and Ballard desires to purchase and acquire from the Coxes, certain patents and patent applications relating to the operation of the Business, and in connection therewith, Ballard has agreed to assume certain of the liabilities of the Company relating to the Business, all on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:


                             ARTICLE I.

                            DEFINED TERMS

         For all purposes of this Agreement, the following terms shall have the meanings indicated:

         1.1 "Assets" shall mean the assets and properties of the Company listed in Section 2.1 below.

         1.2 "Assumed Liabilities" shall have the definition set forth in Section 6.4 below.

         1.3   "Ballard"  shall mean  Ballard Medical  Products, a
   Utah corporation.

         1.4 "Claim Notice" shall mean a written notification pursuant to Section 7.3(a) of a Third Party Claim as to which indemnity under Section 7.2 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under
   Section 7.2, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

         1.5 "Claimant" is intended to be defined more broadly than as set forth in Section 6102(a)(5) of the California Commercial Code, and shall therefore mean a person or entity holding a claim incurred in the Company's business or to whom the Company owes any liability whatsoever (other than an unsecured and unmatured claim for employment compensation and benefits, including commissions and vacation, severance, and sick-leave pay).

         1.6 "Closing" shall mean the consummation of the purchase and sale transaction contemplated by this Agreement, which is occurring simultaneously with the parties' execution of this Agreement.

         1.7 "Closing Date" shall mean the date of the Closing, i.e., the effective date of this Agreement first set forth above.

         1.8 "Company" shall mean Cox Medical Enterprises, Inc., a California corporation.

         1.9   "Contracts" shall have  the definition set forth in
   Section 4.16 below.

         1.10 "Coxes" shall mean James E. Cox, Phyllis Cox, Lanita G. Cox and Dennis B. Cox.

         1.11 "Disclosure Schedule" shall mean the Disclosure Schedule (attached hereto as Schedule 3 and made a part of this Agreement) which identifies specific sections to which each such disclosure relates.

         1.12  "Dispute  Period" means  the period  ending  thirty
   (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

         1.13  "Escrow  Agent" shall  mean First Security  Bank of
   Utah, N.A.

         1.14  "FDA" shall  mean the  United States  Food and Drug
   Administration.

         1.15  "Hard Assets"  shall mean  the assets  described in
   Section 4.9(a) below.

         1.16 "Indemnified Party" means any person claiming indemnification under any provision of Article VII, including without limitation a person asserting a claim pursuant to
   Section 7.3(c).

         1.17 "Indemnifying Party" means any person against whom a claim for indemnification is being asserted under any provision of Article VII, including without limitation a person against whom a claim is asserted pursuant to Section 7.3(c).

         1.18 "Indemnity Notice" means written notification pursuant to Section 7.3(b) of a claim for indemnity under
   Article VII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         1.19  "Intangible  Assets"  shall   mean  the  intangible
   assets described in Section 4.12 below.

         1.20 "Inventors" shall mean James E. Cox, Lanita G. Cox and Dennis Cox in each instance as specified in the patents and patent applications described in Section 2.3 below.

         1.21  "Inventory" shall  mean the inventory described  in
   Section 4.9(b) below.

         1.22 "Liquid Assets" shall mean the cash and cash equivalent assets described in Section 4.7 below.

         1.23 "Patent Rights" shall mean the patents and patent applications listed in Section 2.3 below.

         1.24  "Permitted Lien" means:

               (a) any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance included in the Verified List;

               (b) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; and

               (c) any minor imperfection of title or similar lien which individually or in the aggregate with other such liens does not materially impair the value of the property subject to such lien or the use of such property in the conduct of the Business.

         1.25 "Products" shall mean all products and product ideas, improvements, inventions, and technology now being or heretofore conceived, researched, or developed by any of the Coxes or by any other agent or employee of the Company, including without limitation the specific products described in
   Section 4.22(a) below.

         1.26 "Receivables" shall mean the receivables described in Section 4.8 below, which shall be net of salesmen's commissions due thereon.

         1.27  "Resolution  Period" means the period ending thirty
   (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice, as the case may be.

         1.28  "Taxes" shall  have  the  definition set  forth  in
   Section 4.13.

         1.29 "Verified List" shall mean the list of creditors described in Section 4.11 below, which shall not include salesmen's commissions due in respect of Receivables.

                             ARTICLE II.

                     PURCHASE AND SALE OF ASSETS

         2.1 Assets of the Company. Except as otherwise provided in Section 2.2 below, the Company agrees to sell, transfer, and convey, and Ballard agrees to purchase and receive, upon the terms and conditions set forth in this Agreement, all of the business, assets, properties, goodwill, and rights of the Company as a going concern, of every nature, kind, and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of the Company, as they exist on the Closing Date (hereinafter sometimes collectively called the "Assets"), including without limitation:

               (a) the right to use the Company's corporate name (the Company will change its name immediately after the Closing);

               (b)   all    trade   secrets,    plans,   formulas,
   engineering notes and notebooks, shop rights, production data, customer lists, and supplier/vendor lists;

               (c)   the Liquid Assets (as defined herein);

               (d)   the Receivables (as defined herein);

               (e)   the Hard Assets (as defined herein);

               (f)   the Inventory (as defined herein);

               (g)   the Products (as defined herein);

               (h)   the Intangible  Assets (as  defined  herein);
   and
               (i) the Company's rights and interests in and under all contracts, agreements, understandings, commitments, licenses, and engagements, including the Contracts (as defined herein).

   The Assets shall be conveyed and transferred to the Company free and clear of all liabilities, obligations, liens, and encumbrances, except Permitted Liens and liabilities which are expressly assumed by Ballard hereunder.

         2.2   Excluded  Assets.   Any  provision to  the contrary
   notwithstanding, no interest in the following Assets is being sold by the Company to Ballard under this Agreement:

               (a)   The Company's franchise to be a corporation;

               (b) The Company's stock transfer books and records, the record books containing the minutes of meetings of directors and shareholders of the Company and such other of the Company's records as have exclusively to do with its organization, existence, or stock capitalization;

               (c)   Any    contracts   related    to   employment
   arrangements with current employees;

               (d)   Any   employee   benefit,   pension,   profit
   sharing, or similar plan established by the Company;

               (e) The two Geo Prisms driven by Dennis and Lanita Cox, and the Lincoln Towncar driven by Phyllis Cox;

               (f) All refunds or credits, if any, of Taxes due to or from the Company which cannot be assigned by law;

               (g) The rights of the Company in, to and under the Contracts identified in the Disclosure Schedule as excluded Contracts;

               (h) Personal property of the Coxes in possession of the Company;

               (i)   The Company's  rights under  this  Agreement;
   and

               (j) Any rights (including indemnification), claims and recoveries under litigation of the Company against third parties based upon tort theory and arising out of or relating to events prior to the Closing Date. The Company and the Coxes represent and warrant that no such litigation is currently pending and that there are no facts or circumstances known to the Company or the Coxes that could reasonably be expected to give rise to any such right or claim.

         2.3 Patent Rights of Inventors. The Inventors agree to sell, transfer, and assign, and Ballard agrees to purchase and receive, upon the terms and conditions set forth in this Agreement, all of the patents and patent applications owned by the Inventors and used or needed in conducting the business of the Company (the "Patent Rights"), including without limitation those described below (and related rights to file for patent coverage in the U.S.A. and foreign countries):

               (a) U.S. Patent No. 5,097,728, for BIOPSY FORCEPS JAW AND METHOD FOR MAKING IT, issued March 24, 1992 in the names of Dennis Cox and Lanita Cox (Product: "Thermal Option" Disposable Biopsy Forcep);

               (b)   U.S. Patent No. 5,133,361, for  BIOPSY BRUSH,
   issued July 28, 1992 in the names of Lanita Cox and Dennis Cox (Product: Molded Biopsy/Cytology Brush - not yet included in product line);

               (c) U.S. Patent No. 5,297,310, for CLEANING BRUSH FOR ENDOSCOPES, issued March 29, 1994 in the names of Dennis Cox and Lanita Cox (Product: CB-X2 Disposable Cleaning Brush);

               (d) U.S. Patent Application Serial No. 08/068,568, for METHOD FOR MAKING A JAW FOR A BIOPSY FORCEPS (AS AMENDED), filed May 28, 1993 in the name of James E. Cox; and

               (e) U.S. Patent Application Serial No. 08/358,899, for BIOPSY FORCEPS FOR OBTAINING TISSUE SPECIMEN AND OPTIONALLY FOR COAGULATION, filed December 19, 1994 in the name of Dennis Cox.

         2.4 Purchase Price for Company Assets. The purchase price to be paid by Ballard to the Company for the Assets and the covenant not to compete contained in Section 6.3 shall be One Million Seven Hundred Thirty-four Thousand Dollars ($1,734,000), $500.00 of which is allocable to, and deemded to be in consideration of, the covenant of the Company contained in
   Section 6.3 and the remainder of which is allocable to, and deemed to be in consideration of, the Assets, payable as follows:

               (a) Ballard will assume the liabilities in the total sum of $686,690, as set forth in the Verified List; and

               (b) Ballard shall pay cash or certified funds to the Company in the amount of $1,047,310.

         2.5 Purchase Price for Patent Rights. The purchase price to be paid to the Coxes for the Patent Rights and the covenant not to compete contained in Section 6.3 shall be Two Million Two Hundred Sixty-six Thousand Dollars ($2,266,000), $500 of which is allocable to, and deemed to be in consideration of, the covenant of each of the Coxes contained in Section 6.3 and the remainder of which is allocable to, and deemed to be in consideration of, the Patent Rights, payable as follows:

               (a) Four Hundred Thousand Dollars ($400,000) of the purchase price shall be held in escrow pursuant to the provisions of an Escrow Agent, in form mutually agreeable to the parties (the "Escrow Agreement"); and

               (b) Ballard shall pay cash or certified funds to the Coxes in the amount of $1,866,000.

         2.6 Allocation of Purchase Price. The parties intend that the purchase price for the Assets (from the Company) and the Patent Rights (from the Inventors) be allocated using the "residual method", as required by Treasury Regulations promulgated under Section 1060 of the Internal Revenue Code.

               (a) Company Assets. The purchase price to the Company shall be allocated among the Assets as set forth on
   Schedule 1, attached to and made a part of this Agreement and no party hereto will take any position inconsistent with such allocation in preparing financial statements, tax returns, or otherwise.

               (b) Patent Rights. The purchase price to the Inventors shall be allocated among the Patent Rights as set forth  on  Schedule 2,  attached  to and  made a  part  of this
   Agreement and no party hereto will take any position inconsistent with such allocation in preparing financial statements, tax returns, or otherwise.

         2.7 Cox Name. Following the Closing Date, the Company will not use the name Cox Medical Enterprises, Inc., or any derivation, portion, or abbreviation thereof, for any purpose, except to make the necessary tax and other filings to effect the dissolution and tax liquidation of the Company. The Coxes covenant and agree to effect the complete dissolution and liquidation of the Company within ninety (90) days following the Closing Date.

         2.8 Post-Closing Payments Received. All payments and checks received by the Company or any of the Coxes on account of the Business or the Assets (including without limitation payments on account) shall be promptly endorsed and delivered over to Ballard.

                            ARTICLE III.

                               CLOSING

         3.1   Date   and  Place.     The  Closing   is  occurring
   contemporaneously   with  the   parties'  execution   of   this
   Agreement, at a place mutually agreed to by the parties.

         3.2   Deliveries by  the Company.   At  this Closing, the
   Company delivers herewith or make available to Ballard:

               (a) A bill of sale, in form mutually agreeable to the parties (the "Bill of Sale"), transferring and conveying to Ballard good and marketable title to all of the Assets, except the Assets which are leased pursuant to Contracts.

               (b) Copies, certified by the Company to be true and complete copies, of all of the Contracts, together with such bulk or individual assignments dated as of the Closing Date and consents of lessors, landlords, and other third parties or a statement by such lessor, landlord or third party as to the conditions which must be met before such consents are granted as may be necessary or desirable to effect a transfer to Ballard all of the Company's rights and interests under such Contracts, all in form and substance satisfactory to Ballard;

               (c) Possession of and title to all of the Assets, and Ballard shall be entitled to full use and possession of the Assets as of the date hereof;

               (d) A copy of the Articles of Incorporation of the Company, with all amendments thereto and restatements thereof, and a certificate of good standing from the State of California, each of which shall be certified as of a date within a reasonable time prior to the Closing Date by the California Secretary of State;

               (e) All consents and approvals of governmental agencies, if required, and third parties, if required, to the transactions contemplated by this Agreement;

               (f)   An   Employment   Agreement,   in   form  and
   substance mutually agreeable to Ballard and Lanita G. Cox, executed by Lanita Cox;

               (g)   An   Employment   Agreement,   in   form  and
   substance   mutually  agreeable  to  Ballard  and  Dennis  Cox,
   executed by Dennis Cox;

               (h) Estoppel Certificates in form and substance satisfactory to Ballard, from certain of the creditors listed in the Verified List, acknowledging, among other things, that the Company is not in breach of its obligations owed to each such creditor;

               (i)   A  California   Franchise  Tax   Board   good
   standing letter with respect to the Company, dated within a reasonable time prior to the Closing Date;

               (j) Such transfer documents and instruments as may be necessary or desirable to transfer to Ballard all balances in all banking and financial depository accounts of deposit of the Company;

               (k) A unanimous resolution of the Directors of the Company and the Company's shareholder, approving this Agreement, the Escrow Agreement, the Bill of Sale, and the Assignments, and authorizing the taking of such other action as shall be advisable or necessary on the part of the Company to complete the transactions contemplated by this Agreement;

               (l) A certificate from the California Industrial Commission, dated within ten days prior to the effective date hereof, to the effect that the Company has made all workers' compensation and unemployment insurance payments required to be paid by the Company prior to the date hereof;

               (m) A certified UCC-1 (financing statement) search from the state of California, dated within ten days prior to the effective date of this Agreement, showing all financing statements filed against any of the Assets, plus copies of all such financing statements;

               (n)   Notices  to  the   Company's  customers   and
   creditors, in form and substance satisfactory to Ballard and the Company.

               (o) An Assignment of Products, Assignment of Receivables, and Assignment of Liquid Assets, in form and substance satisfactory to Ballard and the Company;

               (p) Such bulk or individual assignments, dated as of the Closing Date, as may be necessary or desirable to transfer to Ballard all of the Company's right, title, and interest in the Intangible Assets; and

               (q)   All business records of the Company.

         3.3 Deliveries by the Inventors. At the Closing, the Inventors herewith make, execute and deliver to Ballard assignments to all of the patents and patent applications comprising the Patent Rights, in form and substance satisfactory to Ballard.

         3.4   Deliveries  by Ballard.   At  the  Closing, Ballard
   herewith makes the following deliveries:

               (a) To Escrow Agent the cash sum of $400,000, to be held in escrow pursuant to the terms and conditions of the Escrow Agreement;

               (b)   The Employment Agreements, executed by Ballard;

               (c)   The Escrow Agreement, executed by Ballard;

               (d)   To the Company wired funds in the amount of

                                                        $1,047,310
and
               (e)   To Coxes wired funds in the
                     following amounts:

                                 James E. Cox             $300,500

                                 Phyllis Cox              $425,800

                                 Lanita G. Cox            $800,000

                                 Dennis Cox               $800,000

                                       Total            $3,373,610

               (f) an Assumption Agreement and such other good and sufficient instruments of assumption, in form mutually agreeable to the parties, duly executed by Ballard, as shall be effective to cause Ballard to assume the liabilities assumed to the extent provided in Section 6.4 (the "Assumption Instruments").

         3.5 Prorations. The following prorations relating to the Assets and the ownership and operation of the Business will be made as of the Closing Date, with the Company liable to the extent such items relate to any time period prior to the Closing Date and Ballard liable to the extent such items relate to periods beginning with and subsequent to the Closing Date:

               (a) Real estate Taxes on or with respect to the Assets.

               (b) Rents, additional rents, taxes and other items payable by the Company under its real property leases.

               (c) The amount of rents, taxes and charges for sewer, water, telephone, electricity and other utilities relating to the real property subject to the Company's real property leases.

               (d) All other items (excluding personal property taxes and other Taxes) normally adjusted in connection with similar transactions.

   Except as otherwise agreed by the parties, the net amount of all such prorations will be settled and paid on the Closing Date. If the Closing shall occur before a real estate tax rate is fixed, the apportionment of taxes shall be based upon the tax rate for the preceding year applied to the latest assessed valuation.

         3.6 Third-Party Consents. To the extent that any Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Company and Ballard shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Contract to Ballard in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, the Company shall cooperate with Ballard in any reasonable arrangement designed to provide for Ballard the benefits intended to be assigned to Ballard under the relevant Contract, including enforcement at the cost and for the account of Ballard of any and all rights of the Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Ballard shall have no obligation pursuant to Section 6.4 or otherwise with respect to any such Contract.

                             ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES

                    OF THE COMPANY AND THE COXES

         As a material inducement to Ballard's willingness to enter into and perform this Agreement, the Company and the Coxes represent and warrant to Ballard as follows:

         4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business in California.

         4.2 Subsidiaries/Affiliates. The Company has no subsidiaries or affiliated companies. The Company has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. The business carried on by the Company has not been conducted through any direct or indirect subsidiary or affiliate.

         4.3 Capitalization. The authorized capital stock of the Company consists solely of 10,000 common shares, of which 1,000 shares are issued and outstanding. No shares are held in the treasury. All of the Company's outstanding shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. The issuance and sale of all of the Company's shares by the Company have been in full compliance with all applicable federal and state securities laws. Except as set forth on the Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements to which the Company or any of the Coxes is a party relating to the issuance, sale, purchase or transfer of any shares of the capital stock or other securities of the Company, including any rights of conversion or exchange under any outstanding securities or other agreements or instruments. There are no voting trusts, and there are no other agreements or understandings to which the Company or any of the Coxes is a party, with respect to any of the capital stock of the Company. The Company does not have any obligation (contingent or other) to purchase, redeem, or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

         4.4   Ownership  of  Shares.   Phyllis  Cox  is  the sole
   record and beneficial owner of all of the outstanding shares of Company stock.

         4.5 Authority. The Company and each of the Coxes have full power and authority to enter into this Agreement. Each of the Coxes is of sound mind and mentally competent and is of the legal age of majority. All shareholder and director actions and authorizations on behalf of the Coxes and the Company required for the approval of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement has been duly executed and delivered by the Company and each of the Coxes. This Agreement is a valid and binding obligation of the Company and each of the Coxes, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by rules of law governing specific performance, injunctive relief, or equitable principles (regardless of whether such principles are considered in a proceeding at law or in equity). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or any of the Patent Rights, under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which the Company or any of the Coxes is a party, or by which the Company or any of the Coxes or any of the Assets or the Patent Rights may be bound or affected, or (ii) subject to obtaining the consents, approvals and actions, and making the filings and giving the notices disclosed in the Disclosure Schedule, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Patent Rights. Except as disclosed in the Disclosure Schedule, no consent or approval by, notice to or registration with any governmental or administrative authority or board or third party is required in connection with the execution and delivery by the Company or any of the Coxes of this Agreement or the performance by the Company and the Coxes of any of the transactions contemplated hereby.

         4.6 Financial Statements. The Company has previously delivered to Ballard the following financial statements of the Company prepared by Stuart J. Greenburg, certified public accountants which are based upon a compilation:

               (a)   Balance Sheet, dated December 31, 1994;

               (b)   Income Statement for the Twelve  Months Ended
   December 31, 1994;

               (c) Comparative Income Statement for the Twelve Months Ended December 31, 1994 and 1993; and

               (d) Comparative History Balance Sheet, as of December 31, 1994 and 1993.

   (All  of the  financial statements  referred to  above  in this
   Section are hereinafter collectively referred to as the "Company Financial Statements" and copies thereof are attached to the Disclosure Schedule.)

         The Company Financial Statements are complete and correct in all material respects and have been prepared from and are substantially in conformity with the books and records of the Company in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and present fairly the financial condition and results of operations, and cash flows of the Company as of the dates and for the periods indicated, in each case prepared under the accrual method of accounting, and in each case accompanied by a certificate of the President and Chief Financial Officer of the Company certifying to the foregoing. However, the Company Financial Statements are prior to and do not include year-end adjustments. Income statements included in the Company Financial Statements do not contain any items of special or nonrecurring income or any income not earned in the ordinary course of business except as expressly specified therein.

         4.7   Liquid Assets.

               (a) The Disclosure Schedule lists all cash and cash equivalent assets (the "Liquid Assets") of the Company, including without limitation the following:

                    (i)    All   bank   accounts,   including  the
   balances thereof as of April 30, 1995, institution names and addresses, and account numbers;

                   (ii) All brokerage accounts, including the asset balances thereof as of April 30, 1995, institution names and address, and account numbers; and

                  (iii)    All   other    investments   and   cash
   equivalents.

               (b) In addition, the Disclosure Schedule lists all safe deposit boxes of the Company (and the contents thereof), with institution names and addresses.

         4.8   Receivables.

               (a) The Disclosure Schedule lists all receivables of the Company (the "Receivables") as of April 30, 1995, including without limitation the following:

                   (i)     all trade accounts receivable;

                  (ii)     all advances and loans receivable; and

                 (iii) all claims of every description owned and receivable by the Company as of April 30, 1995, including without limitation claims for refunds, rebates, and credits.

               (b)  All of the  Receivables have  arisen from  and
   represent  arms  length,  bona-fide  transactions  made in  the ordinary course of business. The Receivables are good and collectible to the extent of the full amount thereof, except as set forth in the Disclosure Schedule.

         4.9.  Plant and Facilities and Manufacturing.

               (a) Hard Assets. The Disclosure Schedule lists all of the equipment, machinery, leasehold improvements, furniture, tooling, molds, vehicles, supplies, and fixed assets (the "Hard Assets") of the Company (except the excluded Assets described in Section 2.2 above), and the addresses of the location of the Hard Assets as of the date hereof. The list of Hard Assets includes all tooling and molds necessary for or used by the Company in the manufacture of its products.

               (b) Inventory. The Disclosure Schedules lists all of the Company's inventory as of April 30, 1995 (the "Inventory"), including raw materials, work in process, and finished goods. All of the Inventory is in good, usable condition, except as otherwise disclosed in the Disclosure Schedule.

               (c) Suppliers. The Disclosure Schedule lists, by product, the twenty largest suppliers currently used by the Company for all components and parts of the Company's products, on the basis of cost of goods and services purchased in the fiscal year ended December 31, 1994.

         4.10  Title to Assets and Properties.

               (a) Except as set forth in the Disclosure Schedule, the Company owns all of its Assets and such Assets are the only assets which are reasonably necessary to carry on its business and operations as presently conducted. Except as set forth in the Disclosure Schedule, all of the Assets are located in the Company's offices at 2186 Eastman Avenue, Suite 110, Ventura, California.

               (b) Except as set forth in the Disclosure Schedule, each lease or agreement under which the Company is a lessee of any property, real or personal, owned by a third party is a valid and continuing agreement without any default of the Company thereunder or, to the best knowledge of Coxes, of the other party thereto, and this Agreement and the consummation of the transactions contemplated hereby will not cause any default under any such lease or agreement.

               (c) Except as set forth in the Disclosure Schedule Section 4.10, the Company has good, marketable title to all property and assets which it owns, free and clear of all mortgages, liens, pledges, charges, security interests, claims, encumbrances or restrictions of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except Permitted Liens.

               (d) The Company has not received any notice of violation of any regulation, ordinance, law, order or other requirement relating to the property, real or personal, or business of the Company. The Company and the Coxes are unaware of any changes in any such regulation, ordinance, law, order or other requirement affecting any such property or any condemnation proceeding, pending or threatened, which might prohibit the Company from continuing its present and continued use of such property or from using such property for the purpose for which it was acquired, or which might curtail or interfere with the present or proposed use of such property.

               (e) The buildings, improvements, furniture, fixtures, leaseholds, equipment and personal property of the Company are in good operating condition and repair, reasonable wear and tear excepted.

         4.11  Liabilities.

               (a) On or about May 2, 1995, the Company delivered to Ballard a verified and dated list (the "Verified List") of Claimants of whom the Company had notice three days before the Company delivered the Verified List to Ballard. The Verified List is an accurate and complete list of all of the Claimants (total liabilities owed, $686,690). It includes accurate balances owed to and addresses for all of the Claimants. Except as otherwise noted in the Disclosure Schedule, the Verified List is accurate and complete also as of the date of this Agreement.

               (b) None of the Company's employees is now, or will by the passage of time become, entitled to receive any vacation time, vacation pay, or severance pay attributable to services rendered prior to the Balance Sheet date referred to in subparagraph (b) above except as disclosed on the face of said Balance Sheet or in the Disclosure Schedule.

         4.12  Intangible Assets.

               (a) The Disclosure Schedule contains a list and complete description of all PMAs and 510(k)s, and all material permits, franchises, approvals, authorizations, consents, licenses, accreditations and registrations ("Licenses"), if any, issued or granted to, or held by, the Company (other than the excluded Assets described in Section 2.2 above) or any affiliate of the Company, and indicating the person or entity to which any such License was issued or by which it is held. All such Licenses are valid and in full force and effect, no proceedings or actions with respect to the suspension, cancellation or any other aspect of any of them is pending or, to the best knowledge of Coxes, threatened, and no basis exists therefor and the transactions contemplated hereby will not affect such Licenses.

               (b) The Disclosure Schedule also (i) contains a list and brief description of all domestic and foreign patents, patent and know-how licenses, trade names, trademark and service mark registrations, common law trademarks, copyright registrations, copyrights, and applications for any of the foregoing ("Intellectual Properties"), owned or used in the conduct of the business of the Company, other than the Patent Rights, and (ii) specifies the jurisdiction in or by which such Intellectual Properties have been registered, filed or issued. All such Intellectual Properties (including the Patent Rights) are valid and in full force and effect.

               (c)  The  Company has  all  Licenses and  owns,  or
   possesses adequate rights to use, all Intellectual Properties and all inventions, technology, processes, products, designs, computer programs, know-how, trade secrets and formulae necessary to conduct its Business as presently conducted and there are no actual or, to the best knowledge of the Coxes, threatened claims, assertions or litigation (nor to the best knowledge of Coxes is there any basis therefor) relating to the Company's ability to use the foregoing. The Company is not infringing upon or otherwise violating the rights of any third party with respect to any of the Intellectual Properties (including the Patent Rights) or any of its Products. The Company and the Coxes have not received any claim or notice alleging any such infringement or violation. No proceedings have been instituted against the Company, nor, to the best knowledge of the Coxes, are any proceedings threatened alleging any such infringement or violation. The Company and the Coxes do not know of any basis for any such proceeding or claim. There is no infringement or other adverse judgment or order against the Company with respect to any of the foregoing.

               (d) Neither the Company nor the Coxes have received any claim that any employee affiliated with the Company has, in respect of his or her activities to date, violated any of the terms or conditions of an employment contract with any third party, or disclosed or utilized any trade secrets or proprietary information or documentation of any third party, or interfered in the employment relationship between any third party and any of its employees.

         4.13 Tax Matters. "Tax" shall mean any federal, state, local, foreign or other tax (whether income, sales, use, franchise, excise, real or personal property or other kind of tax), assessment, levy, impost, withholding or other governmental charge and shall include all interest and penalties thereon. The Company has timely filed all Tax returns, reports and forms concerning Taxes that are required to be filed. The Company has made timely payment of all such Taxes when due and payable, including all interest, penalties, deficiencies and assessments, if any, heretofore levied or assessed, and where payment was not required to be made before the Closing Date, the Company has set up an adequate reserve or accrual for the payment of all Taxes required to be paid in respect of all periods on or prior to the Closing Date. There are no agreements for extension of the time of assessment or payment of any Taxes of the Company. No waiver of any statute of limitations has been executed by or on behalf of the Company. There are no examinations by the Internal Revenue Service ("IRS") of or relating to the Company presently in process, or, to Coxes' best knowledge, threatened against the Company. Neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Coxes, threatening to assert, any deficiency or assessment for additional Taxes, including any interest, penalties or fines, against the Company. No federal income tax returns of the Company have been audited by the IRS. Except as set forth in the Disclosure Schedule, state, local and foreign income tax returns of the Company have never been audited by the appropriate tax authorities for the jurisdictions indicated on the Disclosure Schedule. The Company has not incurred any liability for Taxes other than in the ordinary course of business and the Company has not incurred any liability for Taxes which, in the aggregate, would result in a material decrease in the net worth of the Company.

         4.14 Conflicts of Interest. No present or former officer or director (other than the interest of the Inventors in the Patent Rights), and no shareholder, subsidiary, affiliate or related entity thereof, has or claims to have (a) any interest in the Patent Rights or Assets, including without limitation, the Liquid Assets, the Receivables, the Hard Assets, the Inventions, the Intangibles, trade secrets, know how, or technology used in or pertaining to the business of the Company, or (b) any contract, commitment, arrangement or understanding regarding any of the foregoing. No present officer or director of the Company, and no shareholder, subsidiary, affiliate or related entity thereof, has any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity which is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the line or lines of business of the Company. For purposes of this representation, ownership of not more than five percent of the voting stock of any publicly held company whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded.

         4.15  Human Resources.

               (a)  The Company has never been subject  to a labor
   contract  or  collective bargaining  agreement.    None  of the
   employees of the Company are members of a labor union.

               (b)  The  Disclosure  Schedule contains  a  list of
   (i) all written employment agreements, commission plans, bonus plans and all material unwritten employment agreements with any employee or agent of the Company, and the total compensation (separately stating salary and bonus or other compensation) payable to each of them, including the fringe benefits (other than those made available to employees generally) provided to each of them, (ii) all officers and directors of the Company and the total compensation (separately stating salary and bonus) paid to each of them in 1994 and payable to each of them in 1995, including the fringe benefits (other than those made available to employees generally) provided to each of them,
   (iv) a list of each present and former employee of the Company paid in excess of $30,000 during the year ended December 31, 1994, and any employee of the Company paid in excess of $30,000, on an annualized basis, after December 31, 1994, and the job description or title and the total compensation of each such employee, and (v) all employee handbooks, brochures or booklets setting forth the employment policies or practices of the Company. The Company is not in default with respect to its payment or benefit obligations to its employees.

                (b) There are no employment or other compensation agreements with any director, officer or employee of the Company that entitles any of them to terminate his or her relationship with the Company upon the acquisition by any person of control of the Company.

                (c) A listing of departments of the Company, including employee job classifications, numbers of employees and compensation ranges is included in the Disclosure Schedule.

         4.16   Contracts.

                (a)   Except as set forth and briefly described in
   the Disclosure Schedule, the Company is not a party to, or bound by, any material contract, agreement, understanding, commitment or engagement (written or oral). The Disclosure Schedule lists and describes any and all contracts, agreements, commitments and engagements material to the Company (the "Contracts"), including without limitation (i) supply and service contracts to which the Company is a party as vendor or vendee, (ii) contracts for the purchase or lease of capital equipment, (iii) consulting contracts and agreements, (iv)
   union contracts, (v) employee health and welfare, pension, bonus, life, hospitalization or other insurance, medical, deferred or incentive compensation, profit sharing, loan and other employee benefit plans or arrangements, (vi) contracts or agreements regarding credit or borrowed money, (vii) guaranties, (viii) letters of credit, (ix) surety and indemnification agreements, (x) confidentiality agreements,
   (xi) covenants not to compete, (xii) leases of real property, as lessor or lessee, (xiii) leases of personal property, as lessor or lessee, (xiv) contracts and agreements regarding Licenses and Intellectual Properties, (xv) agreements or commitments regarding debts and equity securities of the
   Company and any interest therein, (xvi) contracts and agreements regarding the distribution or payment of profits or dividends, (xvii) contracts and agreements regarding the allocation or sharing of Taxes or otherwise with respect to Taxes, (xviii) agreements regarding financial, management or advisory services to be rendered by or for the Company, and
   (xix) contracts or agreements not entered into in the ordinary course of business.

                (b) All such Contracts are valid and binding and in full force and effect as of the date hereof, and no breach or default (or event or condition, which after notice or lapse of time, or both, would constitute a breach or default) by the Company or, to the best of the Coxes' knowledge, by any other party thereto exists with respect thereto, and this Agreement and the transactions contemplated hereby will not cause any breach or default thereof.

         4.17   Legal Proceedings.   Except  as disclosed  in  the
   Disclosure Schedule:

                (a) there is no action, dispute, claim (including any counterclaim or cross claim), litigation, arbitration, grievance, investigation, hearing or other proceeding at law or in equity pending or, to the knowledge of the Company and the Coxes, threatened against, relating to, or affecting the Company with respect to the Business or any of the Patent Rights or Assets which (i) could possibly result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Ballard, or (ii) if determined adversely to the Company, could possibly result in (x) any injunction or other equitable relief that would interfere in any material respect with the Business or (y) losses by the Company, individually or in the aggregate with losses in respect of other such actions or proceedings, exceeding $10,000;

                (b) there are no facts or circumstances known to the Company or the Coxes that could reasonably be expected to give rise to any action or proceeding that would be required to be disclosed pursuant to paragraph (a) above; and

                (c) there are no judicial, governmental or administrative judgments, decrees, orders, writs or injunctions outstanding against the Inventors with respect to the Patent Rights or against the Company.

         4.18 Compliance with Laws, Etc. The Company is not in violation of, and to the best knowledge of the Company and the Coxes, the Company is not under investigation with respect to, and the Company has not been charged with or given any notice of any violation of, any applicable law, statute, order, rule, regulation, policy, guideline or judgment of any federal, state, local or foreign court or governmental or administrative body or agency relating to the Company, its Business, operations, agreements or policies.

         4.19 Risk Management. The Disclosure Schedule sets forth a correct and complete list and brief description (including policy number, nature of coverage, limits, deductibles, premiums, carriers and effective and termination dates) of all policies of insurance in effect with respect to the Company. The Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of $5,000 per occurrence during the three-year period prior to the Closing Date relating to the Company, including but not limited to workers' compensation, automobile and general and product liability claims. All such policies are in full force and effect. The Company has not been denied any insurance or indemnity bond and no insurance carrier has canceled or reduced any insurance coverage of the Company. The Company has not received any notice from any insurer or agent of any intent to cancel or reduce any insurance coverage or that any substantial improvement or other expenditure with respect to any insured property is necessary in order to continue such insurance.

         4.20 Fees or Commissions. The Company (including its officers, directors and employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees or other similar obligations in connection with the transactions contemplated hereby.

         4.21   Powers of  Attorney.   Except as disclosed  in the
   Disclosure Schedule, the Company has not granted any powers of attorney to any entity or person.

         4.22   Products.

                (a) The Disclosure Schedule lists the Products currently being sold or developed for sale by the Company.

                (b)   Except  as  set  forth  in   the  Disclosure
   Schedule, the Company has not received any material complaint or injury report regarding its Products.

          4.23 Marketing and Sales. The Disclosure Schedule lists all of the distributors and independent representatives (and their addresses and telephone numbers) for the Company's Products.

          4.24. Disclosure. No representation or warranty made by the Company or the Coxes in this Agreement and neither the Disclosure Schedule nor any schedule, exhibit or certificate furnished or to be furnished by the Company or the Coxes pursuant hereto and no other document furnished to Ballard by Coxes as listed in the Disclosure Schedule, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. Ballard acknowledges that it has conducted its own due diligence investigation directly and through its representatives and in the course of such investigation has reviewed the status of the Company in detail.

                              ARTICLE V.

              REPRESENTATIONS AND WARRANTIES OF BALLARD

         Ballard hereby represents and warrants to the Company and the Coxes that:

          5.1 Organization. Ballard is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly licensed, authorized and qualified to do business and in good standing in Utah.

          5.2 Authority. Ballard has full power and authority to enter into this Agreement and the Escrow Agreement. The execution, delivery and performance of this Agreement and the Escrow Agreement have been duly and effectively authorized by the Board of Directors of Ballard, and this Agreement and the Escrow Agreement have been duly executed and delivered by Ballard. No other corporate proceedings on the part of Ballard are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Escrow Agreement are valid and binding obligations of Ballard enforceable against Ballard in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by rules of law governing specific performance, injunctive relief or other equitable principles (regardless of whether such principles are considered in a proceeding at law or in equity). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Ballard, under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Ballard or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Ballard is a party, or by which Ballard or any of its properties may be bound or affected, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Ballard or any of its properties. No consent or approval by, notice to or registration with any governmental or administrative authority or board is required on the part of Ballard in connection with the execution and delivery by Ballard of this Agreement or the performance by Ballard of any of the transactions contemplated hereby.

          5.3 Legal Proceedings. There are no actions, suits, proceedings, arbitrations or governmental or regulatory authority or agency investigations or audits pending or, to the knowledge of Ballard, threatened against, relating to or affecting Ballard or any of its assets or properties which could possibly result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Escrow Agreement.

          5.4 Fees or Commissions. Ballard (including its officers, directors and employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fee or similar obligation in connection with the transactions contemplated hereby.


                             ARTICLE VI.

                       MISCELLANEOUS COVENANTS

          6.1 Publicity. No public announcement of this Agreement or the transactions contemplated hereby will be made without the prior consent of all parties hereto as to both timing and content, except that Ballard without the parties' consents may make such announcements and disclosures as it believes advisable pursuant to securities and other laws.

          6.2 Bulk Sales Law. The parties intend to avoid application to this transaction of the California "Bulk Sale" law, Division 6 of California Commercial Code, Section 6101, et seq., Wests Annotated California Codes, by complying with
   Section 6103(c)(9) of the California Commercial Code.

          6.3   Covenant Not to Compete.

               (a) For the period ending on the third anniversary of the Closing Date or for whatever time within that period found by a court of competent jurisdiction to be reasonably necessary for the protection of Ballard, the Company and each of the Coxes, other than pursuant to an Employment Agreement with Ballard to be executed at the Closing hereof, will not, themselves or together with other persons, directly or indirectly, own, manage, operate, join, control, consult in or participate in the ownership, management, operation or control of or become an employee of any business that engages in the business of selling any products which directly compete with the following products:

               Flexible  endoscopic   instruments  and
               accessories,      including     without
               limitation  biopsy  forceps,  endoscopy
               cleaning  brushes,  polypectomy snares,
               grasping  forceps,  retrieval  baskets,
               cytology  brushes,   injector  needles,
               ERCP  cannulas,  papillotomes,  stents,
               guide   wires,   occlusion    balloons,
               sclerotherapy        needles,       and
               transbronchial needles.

   This restriction will apply throughout the continental United States and in all foreign countries or whatever geographical scope within that area described above found by a court of competent jurisdiction to be reasonably necessary for the protection of Ballard or any of its assignees.

               (b) The Company and each of the Coxes hereby agree (i) that the restrictions set forth in the paragraph immediately above are founded on valuable consideration and are reasonable in duration and geographic extent in view of the circumstances in which this Agreement is executed and are necessary to protect the legitimate interests of Ballard, and
   (ii) that the remedy at law for any breach of the foregoing covenant will be inadequate and that Ballard will be entitled to injunctive relief in the event of any such breach. Nothing herein stated shall be construed as prohibiting Ballard from pursuing any other remedies available to it for any such breach or threatened breach or for any other breach of this Agreement, including the recovery of damages from each of the Coxes.

               (c) The consideration for the above-described covenant not to compete is $500 to each of the Coxes and $500 to the Company, all of whom acknowledge and agree that such consideration is fair and adequate payment for said covenant and that they will be estopped from claiming at any time in the future that such consideration is adequate.

         6.4    Liabilities.

               (a)   Assumed Liabilities.  In connection  with the
   sale, transfer, conveyance, assignment and delivery of the Assets and the Patent Rights pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Ballard will assume and agree to pay, perform and discharge when due the following obligations of the Company and the Coxes arising in connection with the operation of the Business, as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others:

                    (i)    Verified List.   All obligations of the
   Company set forth in the Verified List in accordance with their terms;

                   (ii) Real Property Lease Obligations. All obligations of the Company under the real property leases identified in the Disclosure Schedule (the "Real Property Leases") arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

                  (iii) Personal Property Lease Obligations. All obligations of the Company under the personal property leases listed in the Disclosure Schedule arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

                   (iv) Obligations under Contracts and Licenses. All obligations of the Company under the Contracts arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

                    (v) Returned Goods. All obligations of the Company for replacement of, or refund for, damaged, defective or returned goods, to the extent such goods are subject to full return privileges from the supplier thereof; and

                   (vi) Product Liabilities. All liabilities arising out of claims of third parties for damage or injury suffered as the result of defective products sold by the Company prior to the Closing Date where the occurrence giving rise to any such claim takes place on or after the Closing Date, except that Ballard assumes such liabilities only to the extent of the limits and coverage of Ballard's products liability insurance policy, and provided further that Ballard assumes no liability for claims arising out of the negligent or intentional acts of the Company or its employees or agents.

               (b) Retained Liabilities. Except for the Assumed Liabilities, Ballard shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any liabilities of the Company (including, without limitation, those related to the Business) of any kind, character or description whatsoever (the "Retained Liabilities"). The Company shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that the Company shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any person other than Ballard.

          6.5  Post-Closing Assistance.   For  a period of  ninety
   (90) days following the date hereof, the Coxes agree to provide reasonable assistance to Ballard, including without limitation the following:

               (a) Helping Ballard to understand and further the Business and Assets acquired by Ballard from the Company;

               (b) Assisting in the transition of ownership and management from the Company to Ballard; and

               (c) Training Ballard employees in all aspects of the Company's Business;

   Ballard shall promptly reimburse the Coxes for all out-of-pocket expenses reasonably incurred by the Coxes in providing assistance under this Section 6.5, provided such expenses are approved in advance by Ballard.

          6.6 Health Insurance Benefits/Accrued Vacation. Company employees who are offered employment by Ballard will also be offered benefits under Ballard's health insurance plan in accordance with the plan terms. Accrued vacation benefits of those who become Ballard employees will carry over to their employment with Ballard.


                             ARTICLE VII

                           INDEMNIFICATION

          7.1 Escrow. At the Closing Date, an escrow (the "Escrow") shall be established with the Escrow Agent on the terms set forth in the Escrow Agreement, and Ballard shall deposit $400,000 in the Escrow. The funds deposited by Ballard in the Escrow, together with interest thereon from the Closing Date but less any amounts returned to Ballard or disbursed to the Company or Dennis and Lanita Cox, are referred to herein as the "Escrowed Funds". Even though only purchase moneys of Dennis and Lanita Cox are being deposited with Escrow Agent, the Escrowed Funds will provide a fund for indemnity payments that the Company or any of the Coxes may become obligated to make to the Ballard Indemnified Parties under the provisions of this Agreement.

          7.2  Indemnification Obligations.

               (a) Subject to paragraph (c) of this Section and the other sections of this Article VII, the Company and the Coxes shall be jointly and severally liable to Ballard to indemnify, defend and hold harmless Ballard and each of its subsidiaries, officers, directors and stockholders (the "Ballard Indemnified Parties") from and against and in respect of any and all demands, claims, actions, causes of action, assessments, fines, losses, damages, liabilities, interest, penalties, costs, and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith) ("Losses") resulting from, arising out of, relating to, or incurred by reason of any breach of any representation, warranty, covenant or agreement of any one or more of the Company or the Coxes contained in this Agreement or any agreement, certificate or document executed and delivered by the Company or the Coxes pursuant hereto.

               (b) Subject to paragraph (c) of this Section and the other Sections of this Article VII, Ballard shall indemnify each of the Company, the Coxes and their respective officers, directors, stockholders, attorneys and agents (the "Company Indemnified Parties") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to
   (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Ballard contained in this Agreement, (ii) any misrep-resentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Ballard
   contained  in   the  Escrow  Agreement   or  (iii) an   Assumed
   Liability.

               (c) No amounts of indemnity shall be payable in the case of a claim by a Ballard Indemnified Party under
   Section   7.2(a)   or  a   Company   Indemnified  Party   under
   Section 7.2(b)(i), as the case may be, unless, until and then only to the extent that the Ballard Indemnified Parties or the Company Indemnified Parties, as the case may be, have suffered, incurred, sustained or become subject to Losses referred to in such Sections in excess of $10,000 in the aggregate, provided that this paragraph (c) shall not apply to a misrepresentation or breach of warranty by the Company and the Coxes contained in
   Section 4.5  or 4.10 or by Ballard  contained in Section 5.2 or
   5.4  or to  the  breach  of a  covenant contained  in  Sections
   2.7, 6.1, 6.3, or 9.2.

          7.3  Method  of  Asserting  Claims.     All  claims  for
   indemnification by any Indemnified Party under Section 7.2 will be asserted and resolved as follows:

               (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under
   Section 7.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Coxes, Ballard or any affiliate of the Company, the Coxes or Ballard (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness (and in no event later than 10 days after service of any citation, summons or similar document) to the Indemnifying Party. If the Indem-nified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 7.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                    (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 7.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full by reason of Section 7.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the
   Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 7.3(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.3(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 7.2 with respect to such Third Party Claim.

                   (ii)    If  the  Indemnifying  Party  fails  to
   notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to this Section 7.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. NOTWITHSTANDING the foregoing provisions of this Section 7.3(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 7.3(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will promptly reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.3(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under
   Section 7.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim
   Notice (or such lesser amount as is determined through adjudication or settlement of the Third Party Claim) will be conclusively deemed a liability of the Indemnifying Party under
   Section 7.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand, which, in the case of the Company or the Coxes shall be effected and discharged first by Ballard's demand to Escrow (i.e., to the Escrow Agent, pursuant to the Escrow Agreement). If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, then Ballard may make demand for payment from the Escrow, pursuant to the terms of the Escrow Agreement, and if Ballard believes that the "Escrowed Funds" (defined in the Escrow Agreement) will not be sufficient to reimburse its Losses, Ballard may also pursue other remedies which it deems to be appropriate.

               (b)  In  the  event any  Indemnified  Party  should
   have a claim under Section 7.2 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under
   Section 7.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand, which, in the case of the Company or the Coxes shall be effected and discharged first by Ballard's demand to Escrow. If the Indemnifying Party gives notice to the Indemnified Party within the Dispute Period to the effect that the Indemnifying Party disputes the claim described in the Indemnity Notice, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, then Ballard may make demand for payment from the Escrow, pursuant to the terms of the Escrow Agreement, and if Ballard believes that the "Escrowed Funds" (defined in the Escrow Agreement) will not be sufficient to reimburse its Losses, Ballard may also pursue other remedies which it deems to be appropriate.

               (c) In the event of any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement as to which an Indemnified Party would be entitled to claim indemnity under Section 7.2 but for the provisions of Section 7.2(c), such Indemnified Party may nevertheless deliver a written notice to the Indemnifying Party containing the information that would be required in a Claim Notice or an Indemnity Notice, as applicable, with respect to such Loss. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described therein or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party for purposes of making the determination set forth in Section 7.2(c). If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, disposition of such claim shall be suspended until the total of such claim and all other claims made by such Indemnified Party and subject to Section 7.2(c) equals or exceeds the amount set forth in Section 7.2(c). At such time, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute(s), and if not resolved through negotiations within the Resolution Period then Ballard may make demand on the Escrow, pursuant to the terms of the Escrow Agreement, and if Ballard believes that the "Escrowed Funds" (defined in the Escrow Agreement) will not be sufficient to reimburse its Losses, Ballard may also pursue other remedies which it deems to be appropriate.

          7.4 Tolling Provision. The parties agree that the period of any statute of limitations applicable to a claim for indemnification by Ballard, but for which an action has not been commenced solely because the Threshold Date (as defined in the Escrow Agreement) has not yet occurred, which might otherwise run or expire during the term of the Escrow Agreement (i.e., prior to the "Termination Date", as defined in the Escrow Agreement) shall be tolled until such "Termination Date".

          7.5 Set-Off. Any claim for indemnification by either the Ballard Indemnified Parties or the Company Indemnified Parties under the foregoing provisions of this Article VII may be set-off and netted against claims for indemnification asserted by the other party in any litigation filed by either party to recover damages for breach of this Agreement. The parties intend, by this provision, to foster efficient litigation of claims arising under this Agreement.


                             ARTICLE VIII

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          8.1 Nature and Survival of Representations. All representations and warranties of the Company, the Coxes, or Ballard made in this Agreement (including the Disclosure Schedule) shall survive the Closing Date and any investigation at any time made by or on behalf of any party hereto.

          8.2 No Merger. The covenants, terms, and provisions of this Agreement shall survive the Closing.


                              ARTICLE IX

                            MISCELLANEOUS

           9.1 Amendment or Supplement. This Agreement may be amended or supplemented at any time by mutual agreement of Ballard, the Company, and the Coxes. Any amendment or supplement must be in writing.

           9.2 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own brokers, financial consultants, accountants and counsel.

           9.3 Entire Agreement. This Agreement, the Bill of Sale, the Escrow Agreement, and the closing documents being executed herewith contain the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

           9.4 Assignment. None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except that Ballard can assign all its rights and obligations hereunder to any of its subsidiaries without any other party's consent, but such assignment by Ballard will not relieve it of its obligations for the ultimate performance thereof.

           9.5 Notices. All notices and other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by a nationally recognized overnight express carrier for next-day delivery (charges prepaid) or by registered or certified mail, postage prepaid, addressed as follows:

         If to Ballard:          Ballard Medical Products
                                 12050 Lone Peak Parkway
                                 Draper, Utah 84020
                                 Attention: Dale H. Ballard,
                                 President

         If to Company:          Cox Medical Enterprises, Inc.
                                 2168 Eastman Avenue, Suite 110
                                 Ventura, California 93003

         If to the Coxes:        James E. Cox
                                 1951 Saint Andrews Court
                                 Oxnard, California 93030

                                 Phyllis Cox
                                 1951 Saint Andrews Court
                                 Oxnard, California 93030

                                 Lanita G. Cox
                                 25059 Wintergreen Court
                                 Newhall, California 91321

                                 Dennis Cox
                                 25479 Sheffield Lane
                                 Sangus, California 91350

           9.6  Captions.     The   captions  contained   in  this
   Agreement are for reference purposes only and are not part of this Agreement.

           9.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

           9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable. Any action under this Agreement may be filed and maintained only in state or federal courts located within Salt Lake County, State of Utah, and all parties hereby submit to the jurisdiction of such courts.

           9.9 Litigation Expenses. If any action, suit or proceeding is brought by a party hereto with respect to a matter or matters covered by this Agreement, all costs and expenses of the prevailing party incident to such proceeding, including reasonable attorney's fees, shall be paid by the other party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                 BALLARD MEDICAL PRODUCTS

                                 By:  Dale H. Ballard, President

                                 THE COMPANY
                                 COX MEDICAL ENTERPRISES, INC.

                                 By:  Lanita G. Cox, President

                                 COXES:

                                 James E. Cox
                                 Phyllis Cox
                                 Lanita G. Cox
                                 Dennis B. Cox


                             SCHEDULE 1

              ALLOCATION OF PURCHASE PRICE AMONG ASSETS

        (Attached to and forming part of Purchase Agreement)

   Asset                                     Agreed Purchase Price

   Liquid Assets:

         Cash balance                                      $19,560

         All deposits                                        3,800

   Receivables                                             228,790

   Inventory                                               243,590

   Hard Assets:

         Leasehold improvements                             60,600

         Molds and tooling                                 173,300

         Production tools and equipment                     33,200

         Office equipment                                    9,100

         Computer hardware and software                     17,800

         Exhibits/displays                                  16,700

   Products                                                305,710

   Contract Rights and Interests                           150,000

   Intangible Assets                                       142,300

   Trade Secrets, Know How, Going Concern Value,
   and Goodwill                                            329,050

         TOTAL                                          $1,733,500


                             SCHEDULE 2

          ALLOCATION OF PURCHASE PRICE AMONG PATENT RIGHTS

        (Attached to and forming part of Purchase Agreement)

                                                                 Agreed
   Patent or                                                   Purchase
   Patent Application No.         Inventor                        Price

   5,097,728 (Biopsy Forceps)     Dennis Cox and Lanita Cox    $525,950

   5,133,361 (Biopsy Brush)       Dennis Cox and Lanita Cox     386,150

   5,297,310 (Cleaning Brush)     Dennis Cox and Lanita Cox     525,950

   08/068,568
   (Jaw for Biopsy Forceps)       James E. Cox                  300,000

   08/358,899
   (Biopsy Forceps Coagulation)   Dennis Cox                    525,950

                                  Total                      $2,264,000
